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                                                                    Exhibit 99.3

THE STOCK OPTION EVIDENCED BY THIS STOCK OPTION AGREEMENT, AND ANY SHARES ACQUIRED UPON THE EXERCISE THEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, IN RELIANCE ON CERTAIN EXEMPTIONS PROVIDED THEREUNDER.

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of _____________, 1998 (the "Execution Date"), by and between SIMIONE CENTRAL HOLDINGS, INC., a Delaware corporation (the "Corporation"), and _______________ (the "Optionee").

                                  WITNESSETH:

         WHEREAS, as of the original date of grant of the Option (as defined herein), the Optionee was an employee or director of the Corporation or one of its subsidiaries;

         WHEREAS, the Option was granted on the date set forth opposite the name of the Optionee in Schedule I of this Agreement (the "Effective Date"), but such grant was not previously evidenced by any formal executed written agreement; and

         WHEREAS, the Corporation and the Optionee desire to reflect the terms of the Option in this Agreement (it being agreed that the provisions of this Agreement are not intended to constitute a modification of any material economic terms of such Option).

    In consideration of the premises and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement, the Corporation hereby grants, effective as of the Effective Date, to the Optionee, the right and option (the "Option") to purchase that number of shares of the Corporation's $.001 par value common stock (the "Common Stock") set forth in Schedule I to this Agreement (the "Option Shares").

        2. EXERCISE PRICE. The purchase price (the "Exercise Price") for each Option Share shall be the price per share set forth in Schedule I to this Agreement, subject to adjustment from time to time as hereinafter provided.


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        3.  EXERCISE OF OPTION.

            (a) To the extent that the Option has become vested pursuant to
Schedule I to this Agreement and remains exercisable it may be exercised by the Optionee delivering to the Corporation a written notice of exercise signed by the Optionee, in substantially the form attached hereto as Exhibit A (a "Notice of Exercise"), together with a check payable to the Corporation in the amount of the total Exercise Price for the Option Shares to be purchased pursuant to the Notice of Exercise.

            (b) The Optionee may exercise the Option for less than the full number of Option Shares with respect to which the Option is exercisable (the "Available Option Shares"), but no fractional shares of Common Stock shall be issued. Subject to the other restrictions on exercise set forth herein, the unexercised portion of the exercisable Option may be exercised at a later date by the Optionee.

            (c) Within thirty (30) days after the exercise of the Option as herein provided, the Corporation shall deliver to the Optionee a certificate or certificates for the total Option Shares being purchased, in such names and denominations as are requested by the Optionee.

            (d) Neither the Option nor the Option Shares have been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any state. Unless the issuance of shares of Common Stock are covered by an effective registration statement at the time the Option is exercised, each certificate representing Option Shares issued upon the exercise of the Option shall bear the following legend:

    THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE, PLEDGE OR TRANSFER.

The Optionee and the Corporation agree to execute such documents and instruments as counsel for the Corporation reasonably deems necessary to ensure that the granting of the Option and the issuance of any shares upon the exercise thereof will be in compliance with applicable federal and state securities laws.

            (e) The Corporation covenants and agrees that all Option Shares which may be issued upon exercise of the Option shall, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, and free from all liens, claims and


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encumbrances, except restrictions imposed by applicable securities laws, the
Corporation's Articles of Incorporation and/or this Agreement. The Corporation shall at all times reserve and keep available for issuance upon the exercise of the Option such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of the Option.

     4.   TERM OF OPTION.

          (a) The term of the Option shall commence on the Effective Date set forth in Schedule I to this Agreement, and shall continue in effect until the first to occur of the following:

               (i) the date on which the Option has been fully exercised with respect to all of the Option Shares, or

               (ii) the date specified as the expiration date of the Option in
                    Schedule I hereto (the "Expiration Date").

          (b) In the event of the Optionee's death, the vested Option may be exercised hereunder by the Optionee's personal representative, legatees or heirs at law, as the case may be, and in the case of the Optionee's mental incompetence, by his legal guardian, or if none has been appointed, by his duly authorized attorney-in-fact.

     5. NONTRANSFERABILITY. This Agreement, the Option and all rights hereunder are nontransferable and nonassignable by the Optionee, other than by the last will and testament of the Optionee or the laws of descent and distribution, unless the Corporation consents thereto in writing. Any transfer or attempted transfer except pursuant to the preceding sentence shall be null and void and of no effect whatsoever.

     6.   ADJUSTMENTS.

          (a) If, prior to the termination of the Option as provided in Section 4(a) hereof, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Exercise Price in effect immediately prior to such event shall be proportionately reduced, and conversely, if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Exercise Price in effect immediately prior to such event shall be proportionately increased. Upon each adjustment of the Exercise Price, the Optionee shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment, and rounding down to the nearest whole share.



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          (b) If, prior to the termination of the Option as provided in Section
4(a) hereof, the Corporation shall effect a merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business, and, pursuant to the terms of such merger, consolidation, exchange of shares, recapitalization, reorganization, or disposition of assets, property or business, shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation, successor or transferee or an affiliate thereof or cash or other property or assets, then the Optionee shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Agreement and in lieu of the Option Shares immediately theretofore purchasable and receivable upon the exercise of the Option, such shares of stock and/or securities, property or cash as may be issued or payable with respect to or in exchange for the number of Option Shares immediately theretofore purchasable and receivable upon the exercise of the Option had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and, in any such case, appropriate provisions shall be made with respect to the rights and interests of the Optionee to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and of the number of shares purchasable upon the exercise of the Option) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities, property or cash thereafter deliverable upon the exercise hereof. The provisions of this paragraph shall similarly apply to successive reorganizations, mergers, consolidations or dispositions of assets. Upon any reorganization, consolidation. merger or transfer hereinabove referred to, this Agreement and the Option shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities, property, assets and cash receivable upon the exercise of the Option after the consummation of such merger, consolidation, exchange of shares, recapitalization, reorganization or transfer, as the case may be. The Corporation shall not effect any such merger, consolidation, exchange of shares, recapitalization, reorganization or transfer unless, prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting therefrom or the corporation purchasing such assets shall, by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, (i) assume the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and (ii) agree to be bound by all the terms of this Agreement.

     7. INVESTMENT REPRESENTATION. Unless the issuance of shares of Common Stock are covered by an effective registration statement at the time the Option is exercised, as a condition to the issuance of Option Shares hereunder, the Optionee shall represent to the Corporation that the Option Shares acquired pursuant to such exercise are being purchased for his or her own account for investment purposes only and not with a present view to resale or a distribution thereof, unless the Corporation receives an opinion of counsel acceptable to the Corporation that such a representation is not required under the Act or any state securities laws. The Optionee acknowledges that he or she has no right to require the Corporation or any other person or entity to (a) register under the Act or any state securities law any shares of Common Stock issued upon exercise of the Option, or (b) satisfy the conditions of Rule 144 of



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the Securities and Exchange Commission or any other rule or provision with respect to the public sale of such Common Stock.

     8. NO EMPLOYMENT RIGHT. Neither this Agreement nor the Option shall give rise to any entitlement to the Optionee to continue to be employed or to serve as a director or be compensated for any services by the Corporation or any of its subsidiaries.

     9. NO RIGHTS AS A SHAREHOLDER. The Optionee shall not have any interest in or shareholder rights with respect to any shares of Common Stock (or other securities) which are or may become subject to the Option until such shares (or other securities) have been issued and delivered to the Optionee in accordance with this Agreement.

     10. TAXES. As a condition to the issuance of Option Shares hereunder, the Corporation may withhold, or require the Optionee to pay or reimburse the Corporation for, any taxes which the Corporation determines are required to be withheld under federal, state or local law in connection with the exercise of the Option

     11. HEIRS AND SUCCESSORS. This Agreement and all terms and conditions hereof shall be binding upon the Corporation and its successors and assigns, and upon the Optionee and is heirs, legatees and legal representatives.

     12. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

     13. NOTICES. All notices, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered in person, when delivered by overnight delivery service, or three (3) business days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the following addresses (or to such other address as one party may from time to time designate in writing to the other party hereto):

     If to the Corporation:     Simione Central Holdings, Inc.
                                6600 Powers Ferry Road
                                Atlanta, Georgia 30339
                                Attn:  General Counsel

     If to the Optionee:        At such address as is indicated in the
                                Corporation's records or at such other
                                address as may be communicated by the
                                Optionee in writing to the Corporation.

     14. SEVERABILITY. The provisions of this Agreement, and of each separate section and subsection, are severable, and if any one or more provisions may be determined to be illegal or otherwise enforceable, in whole or in part, the remaining provisions, and any unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.




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     IN WITNESS WHEREOF, the Corporation executed this Agreement as of the date first set forth above.


                                     SIMIONE CENTRAL HOLDINGS, INC.


                                     By:
                                         ------------------------------------
                                         Chief Executive Officer
















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                                   EXHIBIT A
                                     [DATE]

Simione Central Holdings, Inc.

Attention:  President

         Re:  Exercise of Stock Option

Dear Sir:

The undersigned, __________________, pursuant to that certain Stock Option Agreement dated as of ____________________199_, by and between Simione Central Holdings, Inc. and the undersigned (the "Agreement"), hereby exercises the Option granted under the Agreement for the following number of Option Shares, subject to the terms and conditions of the Agreement:

Number of Option Shares Being Purchased:
                                          -------------
Total Purchase Price and Amount Remitted:
                                          -------------

                                             Very truly yours,




                                             ---------------------------------
                                             [Name]



















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                                   SCHEDULE I



NAME     DATE OF     EXPIRES      SHARES       EXERCISE PRICE          CERT.
         GRANT                                                         NUMBER




         The Option shall become vested as to _____________ Option Shares on each of _______________, ______________, and _________________. Notwithstanding
the foregoing, in the event of a Change in Control before the Option's expiration, the Option shall thereupon become fully vested and immediately exercisable.

         "Change in Control" means the consummation or occurrence of:

         (i) a merger, consolidation, share exchange, combination, reorganization, or like transaction involving the Corporation in which the shareholders of the Corporation immediately prior to such transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Corporation or its successor immediately after such transaction;

         (ii) the sale or transfer (other than as security for the Corporation's obligations of more than fifty percent (50%) of the assets of the Corporation in any transaction, a series of related transactions, or a series of transactions occurring within a one-year period in which the Corporation, any corporation controlled by the Corporation, or the shareholders of the Corporation immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction;

         (iii)    the dissolution or liquidation of the Corporation;

         (iv) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"))(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Corporation where such acquisition causes such person to own 30% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (iv), the following shall not be deemed to result in a Change in Control:

                  (A)      any acquisition directly from the Corporation;

                  (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or

                  (C) any acquisition by a corporation by merger, consolidation, share exchange, combination, reorganization, sale, or transfer or like transaction in which the shareholders of the Corporation immediately prior to such transaction



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                           own at least fifty percent (50%) of the value or
                           voting power of the issued and outstanding capital stock of the Corporation, its successor, or the acquiror immediately after such transaction and in which no Person (other than an employee benefit plan or related trust sponsored or maintained by the Corporation, any corporation controlled by the Corporation, or corporation resulting from such business combination) has beneficial ownership of 30% or more of the combined voting power of the then outstanding voting securities of such corporation;

                  and provided, further, that if any Person's beneficial ownership of the Outstanding Corporation Voting Securities reaches or exceeds 30% as a result of a transaction described in clause (A) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Corporation, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 30% or more of the Outstanding Corporation Voting Securities; or

         (v) individuals who as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.





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                            SCHEDULE TO EXHIBIT 99.3




M. Henry Day, Jr.
Eugene Horn
James Gilbert
Richard D. Jackson